GBS Enterprises Acquires GroupWare AG

Acquisition Enhances GBS Transformer Portfolio With PDF Printing and Archiving

Press Release Source: GBS Enterprises, Inc. On Thursday June 9, 2011, 6:30 am EDT

NEW YORK, June 9, 2011 (GLOBE NEWSWIRE) -- GBS Enterprises (OTCBB:GBSX - News) announced today the acquisition of GroupWare AG, a privately-held company based in Lubeck, Germany with offices in St. Petersburg, Florida. GroupWare's ePDF server delivers centralized, network-wide PDF solutions for messaging, workflow, document, content and data management.

This acquisition strengthens the GBS Transformer offering, which helps bring IBM Lotus Notes client applications to the web, by substituting traditional printing methods provided by the Notes client with simple-to-use print-to-PDF capabilities in the browser. In addition, GroupWare provides a solution for applications that are ready to be retired. With the ePDF Server, GBS customers can convert the entire contents of IBM Lotus Notes and Domino applications to a permanent and secure archive in PDF or PDF/A format, while preserving their ability to be full-text searched and ensuring that the critical application data is accessible in the future, when needed. GBS will deliver the application archiving capabilities via its GroupLive cloud, making it possible for customers and partners to take advantage of elastic cloud computing resources to rapidly process the application contents without the need to dedicate hardware on-site for temporary or intermittent processing jobs.

"GroupWare's ePDF Server is the perfect complement to our Transformer solution set," says Joerg Ott, GBS Chairman and CEO. "It rounds out our offering, enabling GBS to deliver an end-to-end solution to customers for their entire portfolio of Lotus Notes applications."

Now through September 1, GBS is offering its worldwide customers discount incentives on the Notes application archiving and browser-based print-to-PDF solutions.

About GBS Enterprises Incorporated

GBS Enterprises Incorporated (OTCBB:GBSX - News) is the parent company of Group Business Software, which provides Cloud Computing solutions as well as products and services for the IBM Lotus market. GBS has over 4,000 customers worldwide with over 4 million users of its products and services. Its offices are located in New York, Boston, Atlanta, Toronto, London, Manchester, Copenhagen, and throughout Germany. Its European headquarters is located in Frankfurt, Germany, and its North American headquarters is located in New York City. For more information, please visit www.gbs.com. The contents of the Company's website are not incorporated by reference into this Press Release.

Caution Concerning Forward-Looking Statements

This release contains statements, which may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.

Contact:

GROUP Business Software AG:
Marketing and Communications Contact:
Michael Baum, Corporate Communications
michael.baum@us.gbs.com

GBS Enterprises Incorporated:
Investor Relations Contact:
Gary MacDonald, EVP and Chief Corporate Development Officer
gmacdonald@gbsx.us